Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman
July 24, 2009		United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES
SECOND QUARTER 2009 RESULTS

TECUMSEH, MI – United Bancorp, Inc. (UBMI) reported that additions to the Company’s provision for loan losses and an FDIC special assessment resulted in a net loss of $762,000, or $.20 per share for the quarter ended June 30, 2009, compared to net income of $1.7 million or $.33 per share for the same quarter of 2008. Net loss for the first six months of 2009 was $5.46 million, or $1.16 per share, compared to net income of $3.58 million, or $.70 per share for the same period of 2008.

Second quarter 2009 results of operations for the Company included record levels of net interest income and noninterest income. Robert K. Chapman, President and Chief Executive Officer of the Company, indicated that the Company’s earnings before taxes and provision for loan losses  of $3.9 million for the most recent quarter was up from $3.1 million for the first quarter of 2009, and reached the highest level in several quarters. He commented that this reflects the strength of key components of the Company’s longer-term earnings power.

Chapman noted that net interest income for the second quarter improved by 7.1% over the same quarter of 2008 and 4.1% year to date. Increased residential mortgage volume has resulted in year to date growth in noninterest income of 20.4% compared to the same period of 2008, while noninterest expenses excluding the charge for goodwill impairment, increased costs of FDIC Insurance and expenses related to ORE property, were up 5.3%. Included in expenses for the most recent quarter of 2009 was an FDIC special assessment of $405,400.

Mr. Chapman commented that United continues to be proactive in addressing its credit issues. Additions to the Company’s provision for loan losses of $5.40 million for the quarter reflect continuing economic stresses in the Company’s markets. The current quarter’s provision is up from $1.65 million for the second quarter of 2008, but was improved from the first quarter 2009 level of $6.87 million. He indicated the Company’s nonperforming loans at June 30, 2009 have declined from March 31, 2009, and the coverage ratio of allowance to nonperforming loans improved compared to both the first quarter of 2009 and the second quarter of 2008.

Chapman noted that United continues to grow and to support its communities. Consolidated assets of the Company have increased by $84.2 million in the past twelve months, reaching $883.1 million at June 30, 2009. Total loans reached $677.6 million, and deposits grew to $751.3 million at the end of the most recent quarter. Total deposits increased by $82.2 million in the past year, with $41.7 million of that growth in the first six months of 2009.

About United Bancorp, Inc.
United Bancorp, Inc. is an independent financial holding company that is the parent company for United Bank & Trust and United Bank & Trust – Washtenaw. The subsidiary banks operate seventeen banking offices in Lenawee, Washtenaw and Monroe counties, and United Bank & Trust maintains an active wealth management group that serves the Company’s market area. For more information, visit the company’s website at www.ubat.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "continue", “longer-term”, “proactive” and variations of such words and similar expressions. Management's determination of the provision and allowance for loan losses and the appropriate carrying value of its goodwill and other intangible assets involves judgments that are inherently forward-looking. Our ability to successfully implement new programs and initiatives, increase efficiencies, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and United Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of United Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008. United Bancorp, Inc. undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Unaudited Consolidated Financial Statements Follow.

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands	June 30,	Mar 31,	Percent	Dec 31,	Percent	June 30,	Percent
Period-end Balance Sheet	2009	2009	Change	2008	Change	2008	Change
Assets
Cash and due from banks	$15,263	$15,206	0.4%	$18,472	-17.4%	$16,481	-7.4%
Interest bearing bal. with banks	25,046	52,631	-52.4%	-	100.0%	-	100.0%
Federal funds sold	30,362	-	100.0%	-	0.0%	2,050	0.0%
Total cash & cash equivalents	70,671	67,837	4.2%	18,472	282.6%	18,531	281.4%

Securities available for sale	97,467	93,295	4.5%	85,093	14.5%	83,204	17.1%

Loans held for sale	13,800	3,693	273.7%	4,988	176.7%	5,249	162.9%

Portfolio loans
Personal	110,796	110,193	0.5%	112,095	-1.2%	102,186	8.4%
Business	470,829	482,019	-2.3%	482,564	-2.4%	464,658	1.3%
Residential mortgage	95,946	98,143	-2.2%	102,360	-6.3%	95,170	0.8%
Total portfolio loans	677,571	690,355	-1.9%	697,019	-2.8%	662,014	2.3%
Allowance for loan losses	21,050	20,698	1.7%	18,312	15.0%	13,008	61.8%
Net loans	656,521	669,657	-2.0%	678,707	-3.3%	649,006	1.2%

Premises and equipment, net	12,649	12,926	-2.1%	13,205	-4.2%	12,862	-1.7%
Goodwill	-	-		3,469	-100.0%	3,469	-100.0%
Bank owned life insurance	12,692	12,569	1.0%	12,447	2.0%	12,194	4.1%
Other assets	19,330	18,361	5.3%	16,012	20.7%	14,407	34.2%
Total Assets	$883,130	$878,338	0.5%	$832,393	6.1%	$798,922	10.5%

Liabilities
Deposits
Non-interest bearing	$107,613	$105,191	2.3%	$89,487	20.3%	$89,088	20.8%
Interest bearing	643,671	636,091	1.2%	620,062	3.8%	579,966	11.0%
Total deposits	751,284	741,282	1.3%	709,549	5.9%	669,054	12.3%
Fed funds borrowed	-	-		-	0.0%	-	-100.0%
FHLB advances outstanding	44,126	48,126	-8.3%	50,036	-11.8%	51,462	-14.3%
Other liabilities	3,433	3,676	-6.6%	3,357	2.3%	4,954	-30.7%
Total Liabilities	798,843	793,084	0.7%	762,942	4.7%	725,470	10.1%

Shareholders' Equity	84,287	85,254	-1.1%	69,451	21.4%	73,452	14.8%
Total Liabilities and Equity	$883,130	$878,338	0.5%	$832,393	6.1%	$798,922	10.5%

		Second Quarter			Year to Date
Average Balance Data		2009	2008	% Change	2009	2008	% Change
Total loans		$699,115	$664,895	5.1%	$701,749	$659,923	6.3%
Earning assets		845,415	765,808	10.4%	846,485	765,257	10.6%
Total assets		887,913	797,715	11.3%	874,468	797,815	9.6%
Deposits		746,346	655,132	13.9%	739,463	666,169	11.0%
Shareholders' Equity		85,493	72,890	17.3%	85,498	72,823	17.4%

Asset Quality
Net charge offs		$5,048	$689	632.7%	$9,533	$1,611	491.7%
Non-accrual loans		23,889	15,716	52.0%
Non-performing loans		27,547	17,528	57.2%
Non-performing assets		31,213	20,263	54.0%
Nonperforming loans/total loans		4.07%	2.65%	53.6%
Allowance for loan loss/total loans		3.11%	1.96%	58.1%
Allowance/nonperforming loans		76.4%	74.2%	3.0%

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended June 30,			Six months ended June 30,
Consolidated Income Statement	2009	2008	% Change	2009	2008	% Change
Interest Income
Interest and fees on loans	$10,191	$10,567	-3.6%	$20,332	$21,899	-7.2%
Interest on investment securities	782	922	-15.2%	1,653	1,886	-12.4%
Interest on fed funds sold & bank balances	34	2	1600.0%	51	122	-58.2%
Total interest income	11,007	11,491	-4.2%	22,036	23,907	-7.8%

Interest Expense
Interest on deposits	2,633	3,480	-24.3%	5,571	7,887	-29.4%
Interest on federal funds purchased	-	69	-100.0%	-	76	-100.0%
Interest on FHLB advances	461	555	-16.9%	990	1,079	-8.2%
Total interest expense	3,094	4,104	-24.6%	6,561	9,042	-27.4%
Net Interest Income	7,913	7,387	7.1%	15,475	14,865	4.1%
Provision for loan losses	5,400	1,650	227.3%	12,270	2,310	431.2%
Net Interest Income After Provision	2,513	5,737	-56.2%	3,205	12,555	-74.5%

Noninterest Income
Service charges on deposit accounts	699	894	-21.8%	1,382	1,717	-19.5%
Trust & Investment fee income	948	1,144	-17.1%	1,944	2,313	-16.0%
Gains (losses) on securities transactions	-	51	100.0%	(13)	104	-112.5%
Income from loan sales and servicing	2,131	808	163.7%	3,756	1,417	165.1%
ATM, debit and credit card fee income	590	591	-0.2%	1,098	1,120	-2.0%
Income from bank-owned life insurance	123	118	4.2%	245	233	5.2%
Other income	222	160	38.8%	384	400	-4.0%
Total noninterest income	4,713	3,766	25.1%	8,796	7,304	20.4%

Noninterest Expense
Salaries and employee benefits	4,761	4,063	17.2%	9,367	8,470	10.6%
Occupancy and equipment expense	1,307	1,215	7.6%	2,656	2,459	8.0%
External data processing	430	460	-6.5%	838	876	-4.3%
Advertising and marketing expenses	160	316	-49.4%	398	691	-42.4%
Attorney & other professional fees	220	235	-6.4%	483	468	3.2%
Director fees	112	107	4.7%	224	215	4.2%
Expenses relating to ORE property	221	28	689.3%	631	77	719.5%
FDIC Insurance premiums	706	72	880.6%	1,002	144	595.8%
Goodwill impairment	-	-	0.0%	3,469	-	100.0%
Other expense	782	752	4.0%	1,652	1,650	0.1%
Total noninterest expense	8,699	7,248	20.0%	20,720	15,050	37.7%
Income (Loss) Before Federal Income Tax	(1,473)	2,255	-165.3%	(8,719)	4,809	-281.3%
Federal income tax	(711)	560	-227.0%	(3,258)	1,226	-365.7%
Net Income (Loss)	$(762)	$1,695	-145.0%	$(5,461)	$3,583	-252.4%

Performance Ratios
Return on average assets	-0.34%	0.86%	-139.6%	-1.26%	0.90%	-239.9%
Return on average equity	-3.54%	9.29%	-138.1%	-12.88%	9.82%	-231.2%
Pre-tax, pre-provision ROA (1)	1.77%	1.96%	-9.9%	1.62%	1.78%	-8.9%
Net interest margin (FTE)	3.88%	4.07%	-4.6%	3.86%	4.10%	-5.8%
Efficiency ratio	67.6%	63.6%	6.3%	83.7%	69.3%	20.8%

Common Stock Performance
Basic & diluted earnings (loss) per share	$(0.20)	$0.33	-160.6%	$(1.16)	$0.70	-265.7%
Dividends per share	0.00	0.20	-100.0%	0.02	0.40	-95.0%
Dividend payout ratio	0.0%	60.6%	-100.0%	NA	57.1%	NA
Book value per share				$12.68	$14.54	-12.7%
Market value per share (2)				6.10	15.00	-59.3%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.

United Bancorp, Inc. and Subsidiaries
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2009	2008
Balance Sheet Data	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Period-end:
Portfolio loans	$677,571	$690,355	$697,019	$683,064	$662,014
Total loans	691,371	694,048	702,007	690,171	667,263
Allowance for loan losses	21,050	20,698	18,312	14,335	13,008
Earning assets	844,246	839,974	787,100	768,184	752,517
Total assets	883,130	878,338	832,393	815,347	798,922
Deposits	751,284	741,282	709,549	686,553	669,054
Shareholders' Equity	84,287	85,254	69,451	72,766	73,452
Average:
Total loans	$699,115	$704,412	$697,865	$673,548	$664,895
Earning assets	845,415	837,712	793,937	765,119	765,808
Total assets	887,913	866,243	836,741	801,175	797,715
Deposits	746,346	727,715	706,757	668,354	655,132
Shareholders' Equity	85,493	86,081	72,343	72,890	72,890

Income Statement Summary
Net interest income	$7,913	$7,562	$7,342	$7,538	$7,387
Provision for loan losses	5,400	6,870	8,997	3,300	1,650
Non-interest income	4,713	4,083	2,538	3,667	3,766
Non-interest expense	8,699	12,021	7,291	7,623	7,248
Federal income tax	(711)	(2,547)	(2,392)	(114)	560
Net income (loss)	$(762)	$(4,699)	$(4,016)	$396	$1,696
Basic & diluted earnings (loss) per common share	$(0.20)	$(0.96)	$(0.79)	$0.08	$0.33

Performance Ratios and Liquidity
Return on average assets	-0.34%	-2.20%	-1.91%	0.20%	0.86%
Return on average common equity	-3.54%	-22.14%	-22.08%	2.14%	9.29%
Pre-tax, pre-provision ROA (1)	1.77%	1.43%	1.24%	1.78%	1.96%
Net interest margin (FTE)	3.88%	3.84%	3.87%	4.16%	4.07%
Efficiency ratio	67.6%	101.1%	72.0%	66.5%	63.6%
Ratio of loans to deposits	90.2%	93.1%	98.2%	99.5%	98.1%

Asset Quality
Net charge offs	$5,048	$4,484	$5,020	$1,973	$689
Non-accrual loans	23,889	25,962	20,019	13,986	15,716
Non-performing loans	27,547	29,181	21,522	16,717	17,528
Non-performing assets	31,213	32,582	24,981	20,270	20,263
Nonperforming loans/total loans	4.07%	4.23%	3.09%	2.45%	2.65%
Allowance for loan loss/total loans	3.11%	3.00%	2.63%	2.10%	1.96%
Allowance/nonperforming loans	76.4%	70.9%	85.1%	85.8%	74.2%

Market Data for Common Stock
Book value per share	$12.68	$12.88	$13.75	$14.40	$14.54
Market value per share (2)
High	7.00	10.50	12.99	14.98	20.00
Low	5.60	5.50	7.55	9.20	14.00
Period-end	6.10	6.50	7.55	10.00	15.00
Period-end shares outstanding	5,059	5,059	5,053	5,053	5,052
Average shares outstanding	5,059	5,054	5,053	5,053	5,110

Capital and Stock Performance
Tier 1 Leverage Ratio	9.4%	9.7%	7.9%	8.7%	8.8%
Total capital to risk-weighted assets	13.4%	13.3%	10.7%	11.4%	11.6%
Dividends per common share	$-	$0.02	$0.10	$0.20	$0.20
Dividend payout ratio	0.0%	NA	NA	256.4%	60.6%
Price/earnings ratio (TTM)	NA	NA	NA	15.8	x	14.9	x
Period-end common stock market price/book value	48.1%	50.5%	54.9%	69.4%	103.2%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.